Exhibit 10.5

                                                                    PPAB 3/12/98

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT dated as of March 16, 1998 (this "Agreement") among SONIC AUTOMOTIVE, INC., a Delaware corporation (the "Buyer"), and FREEMAN SMITH and the other stockholders named on the signature page of this Agreement (the "Sellers").

                              W I T N E S S E T H:

      WHEREAS, the Sellers own all of the issued and outstanding shares of capital stock of Economy Cars, Inc., a Tennessee corporation (the
"Corporation"), and all of such shares (the "Shares") are owned of record and beneficially by the Sellers in the amounts set forth opposite their respective names on Exhibit A hereto;

      WHEREAS, the Corporation owns and operates a Honda automobile dealership franchise pursuant to certain dealership arrangements with American Honda Motor Co., Inc. ("Honda"); and

      WHEREAS, the Buyer desires to purchase the Shares from the Sellers, and the Sellers are willing to sell the Shares to the Buyer, upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and representations hereinafter stated, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE 1
                                PURCHASE AND SALE

      1.1 Agreement of Purchase and Sale. On the terms and subject to the conditions of this Agreement and in reliance upon the representations and warranties of the parties herein, at the closing referred to in Article 2 hereof (the "Closing"), the Sellers shall sell, transfer, convey and deliver to the Buyer, and the Buyer shall purchase from the Sellers, the Shares.

      1.2 Purchase Price.

            (a) Purchase Price. As the full purchase price to be paid by the Buyer for the Shares, the Buyer shall pay to the Sellers the sum of (i) $7,500,000, plus (ii) the Net Book Value (as defined in Section 1.2(c) below)(collectively, the "Purchase Price").

            (b) Payment of Purchase Price. The Purchase Price shall be paid as follows:

                  (1) At the Closing, the Sellers shall deliver to the Buyer a certificate signed by the Sellers setting forth their good faith estimate of the Net Book Value as of the Closing Date (as defined in Article 2 hereof), which estimate (the "Estimated Net Book Value") shall be reasonably acceptable to the Buyer. At the Closing, an amount equal to the Purchase Price (for this purpose only, calculated based upon the Estimated Net Book Value), less the Preferred Stock (as defined in Section 1.2(b)(2) below), shall be payable in cash by the Buyer to the Sellers by wire transfer of immediately available funds to the account or accounts of the Sellers, which shall be designated by the Sellers in writing at least one full Business Day prior to the Closing Date, pro rata according to the percentages set forth opposite their respective names on Exhibit A hereto. For purposes of this Agreement, a "Business Day" is a day other than a Saturday, a Sunday or a day on which banks are required to be closed in the State of Tennessee.

                  (2) (I) At the Closing, the Buyer shall issue to the Sellers, pro rata according to the respective percentages specified opposite their names on Exhibit A hereto, that number of shares of the Buyer's Convertible Preferred Stock obtained by dividing 51% of the Purchase Price (for this purpose only, calculated based upon the Estimated Net Book Value) by $1,000, but in no event more than 5,100 shares (the "Preferred Stock"). The Preferred Stock will be convertible into shares of the Buyer's Class A Common Stock (the "Common Stock") having an aggregate market value at the time of conversion equal to the number of shares of Preferred Stock multiplied by $1,000, as more specifically provided in the Statement of Rights and Preferences attached as Exhibit C-1 hereto. At the Closing, all but 1,000 shares of the Preferred Stock will be delivered to the Sellers pro rata according to the respective percentages specified opposite their names on Exhibit A hereto and 1,000 shares of the Preferred Stock (the "Pledged Shares") shall be retained and held by the Buyer in accordance with the pledge agreement in the form of Exhibit B hereto (the "Pledge Agreement"). The Preferred Stock may include fractional shares (rounded to the nearest four decimal points); provided, however, upon conversion of the Preferred Stock, no fractional shares of Common Stock shall be issued. At the Closing, the Buyer will deliver to the Sellers the agreement of Sonic Financial Corporation, guaranteed by O. Bruton Smith, in the form of Exhibit C-2 hereto (the "Liquidity Agreement").

                        (II) The Buyer shall use its reasonable best efforts to make available current public information with respect to the Buyer within the meaning of Subsection (c)(1) of Securities and Exchange Commission Rule 144 ("Rule 144") to the extent necessary to facilitate public resales by the Sellers of the Buyer's Common Stock issuable upon conversion of the Preferred Stock, pursuant to Rule 144. The Buyer shall remove any and all stop transfer instructions and shall remove any restrictive legend on the certificates with respect to any such Common Stock then owned by the Sellers to the extent that either (i) such Common Stock may hereafter be registered under the Securities Act of 1933, as amended, and under any applicable state securities or blue sky laws, or (ii) the Buyer has received an opinion of counsel satisfactory to the Buyer, in form and substance satisfactory to the Buyer, that such registration is not required.

                        (III) The Buyer will pay to the respective Sellers a conversion forbearance fee on each share of the Preferred Stock, or portion thereof, at the annual rate of $60.00 per whole share of Preferred Stock. Such fee shall accrue on a daily basis (based upon a 365 day year) until the earlier of (A) the receipt by the respective Sellers of the net proceeds of the sale of


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the Common Stock issued upon conversion of the respective shares of the
Preferred Stock, plus any amounts required to be paid pursuant to the Liquidity Agreement with respect thereto, or (B) the termination of the Liquidity Agreement with respect to such shares of Preferred Stock and/or the shares of Common Stock issued on conversion thereof, or (C) two (2) years and ninety (90) days from the Closing Date. Such fee shall be payable quarterly in arrears on each January 1, April 1, July 1 and October 1 for the fee accrued for the quarter, or portion thereof, immediately preceding such payment date.

            (c) Net Book Value Determination.

                  (1) Not later than 60 days after the Closing Date, the Sellers, acting through Freeman Smith (the "Sellers' Agent"), will prepare and deliver to the Buyer an unaudited balance sheet (the "Closing Balance Sheet") of the Corporation as of the Closing Date, consisting of a computation of the tangible net book value of the tangible assets of the Corporation as of the Closing Date, including accounts receivable, notes receivable and prepaid expenses of an ordinary and recurring nature (excluding amounts receivable from the Sellers and their Affiliates (as defined in Section 1.4(a) below) as of the Closing Date), less the book value of the liabilities of the Corporation as of the Closing Date (excluding amounts payable by the Corporation to the Sellers and their Affiliates), all as determined in accordance with the same accounting principles utilized in preparing the Corporation's tax basis balance sheet as at December 31, 1997 included in the Financial Statements (as defined in Section 3.13(a)); provided, however, that (A) new vehicles shall be valued at actual invoice cost, plus dealer installed options, less factory holdback and any and all reserves reflected on the Closing Balance Sheet relating to the use of the last-in, first out (LIFO) method of accounting will be added to book value, (B) used vehicle inventories shall be valued as mutually agreed by the Buyer and the Sellers' Agent, based upon a physical inventory to be conducted by them not later than the Business Day immediately preceding the Closing Date, with any used vehicles as to which the Buyer and the Sellers' Agent cannot reach agreement as to value being valued by a mutually acceptable third party appraiser not later than the Closing Date, (C) parts inventories shall include only Honda returnable parts, which shall be valued based on the value of such returnable parts under applicable returnable parts plans with Honda prior to the deduction by Honda of any charge in the nature of a restocking charge, and salable non-Honda parts shall be valued at net book value, (D) no real property and related mortgage indebtedness of the Corporation shall be included in the computation of the tangible net book value of the assets and liabilities of the Corporation, it being understood by the parties that the Sellers will cause the Corporation to distribute to the Sellers all of the real property owned by the Corporation and related mortgage indebtedness immediately prior to, and in anticipation of, the Closing, (E) the assets of the Corporation shall reflect the dividend(s) contemplated by Schedule 5.5 hereto, (F) the liabilities of the Corporation shall include any tax liabilities associated with (i) such distribution of such real property to the Sellers utilizing a fair market value for such property which is mutually agreed to by the Sellers' Agent and the Buyer or, failing such agreement, determined by a nationally recognized appraisal firm selected by the Buyer and reasonably acceptable to the Sellers' Agent, and (ii) the conversion from the LIFO method of accounting to the first-in, first-out (FIFO) method of accounting, and (G) there shall be included appropriate write-offs for doubtful accounts receivable and bad debts and for damaged, spoiled, obsolete or slow-moving inventory. To the extent that any write down of value of any used vehicle would ultimately result in a tax benefit to the Corporation when such vehicle was sold, such tax benefit will be


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reflected in the Closing Balance Sheet. The tangible net book value reflected on the Closing Balance Sheet is hereinafter called the "Net Book Value". The Buyer shall give to the Sellers' Agent and its authorized agents and representatives full access, during normal business hours and on reasonable prior notice, to the books and records of the Corporation to enable the Sellers' Agent to prepare the Closing Balance Sheet. The out-of-pocket fees and expenses of the Sellers' Agent incurred in the preparation of the Closing Balance Sheet (but not in connection with any dispute under Section 1.2(c)(2) below) shall be paid by the Buyer.

                  (2) If within 30 days following delivery of the Closing Balance Sheet (or the next Business Day if such 30th day is not a Business Day), the Buyer has not given the Sellers' Agent notice of the Buyer's objection to the computation of the Net Book Value as set forth in the Closing Balance Sheet (such notice to contain a statement in reasonable detail of the nature of the Buyer's objection), then the Net Book Value reflected in the Closing Balance Sheet will be deemed mutually agreed by the Buyer and the Sellers. During such 30 day period, the Sellers' Agent shall give to the Buyer and its authorized agents and representatives full access, during normal business hours and on reasonable prior notice, to the books and records of the Sellers' Agent and the work papers of its accountants to enable the Buyer to determine the manner in which the Closing Balance Sheet was prepared. If the Buyer shall have given such notice of objection in a timely manner, then the issues in dispute will be submitted to a "Big Six" accounting firm mutually acceptable to the Buyer and the Sellers' Agent (the "Accountants") for resolution. If issues in dispute are submitted to the Accountants for resolution, (1) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to the party or its subsidiaries (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (2) the Accountants will be instructed to determine the Net Book Value based upon their resolution of the issues in dispute; (3) such determination by the Accountants of the Net Book Value, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (4) the Buyer and the Sellers shall each bear 50% of the fees and expenses of the Accountants for such determination.

                  (3) If the Net Book Value, as deemed mutually agreed by the parties or as determined by the Accountants, as aforesaid, equals or exceeds the Estimated Net Book Value, the Buyer shall deliver 500 of the Pledged Shares to the Sellers pursuant to the Pledge Agreement (except to the extent of any pending claim by the Buyer for indemnification pursuant to this Agreement). To the extent that the Net Book Value, as deemed mutually agreed by the parties or as determined by the Accountants, as aforesaid, exceeds the Estimated Net Book Value (the "Net Book Value Excess"), the Buyer shall be obligated to pay in cash, in immediately available funds, the Net Book Value Excess promptly to the Sellers, together with interest on the amount of the Net Book Value Excess at the Buyer's floor plan financing rate from time to time in effect (the "Interest Rate") from the Closing Date to the date of such payment. As of the date hereof, the Interest Rate is prime rate less ninety (90) basis points. To the extent that the Net Book Value, as deemed mutually agreed by the parties or as determined by the Accountants, as aforesaid, is less than the Estimated Net Book Value (the "Net Book Value Shortfall"), the Sellers shall be obligated, jointly and severally, to pay the amount of the Net Book Value Shortfall, together with interest on such amount at the Interest Rate from the Closing Date to the date of such payment, promptly to the Buyer. In furtherance of (but not by way of limitation of)


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

such obligation of the Sellers, the Buyer shall be entitled to transfer into its own name and retain up to 500 of the Escrow Shares, with any remaining balance of such 500 of the Pledged Shares to be delivered to the Sellers pursuant to the Pledge Agreement (except to the extent of any pending claim by the Buyer for indemnification pursuant to this Agreement).

      1.3 Delivery of the Shares.

            (a) At the Closing, each Seller shall deliver to the Buyer a certificate or certificates representing the number of Shares set forth opposite such Seller's name on Exhibit A hereto, duly endorsed in blank or with a fully executed stock power attached, all in proper form for transfer with all transfer taxes, if any, paid by such Seller.

            (b) The Shares shall be delivered to the Buyer free and clear of all liens, pledges, encumbrances, claims, security interests, charges, voting trusts, voting agreements, other agreements, rights, options, warrants or restrictions or claims of any kind, nature or description (collectively, "Encumbrances").

      1.4 Dealership Leases; Non-Competition Agreement.

            (a) Dealership Leases. At the Closing, Freeman Smith and/or his Affiliates (as hereinafter defined), as lessors, will enter into lease agreements with the Buyer, as lessee, regarding the Leased Premises (as defined in Section 3.16(b) below) owned by them, such lease agreements to be substantially in the form of Exhibit D hereto (the "Dealership Leases"). For purposes of this Agreement, the term "Affiliate" shall mean any entity directly or indirectly controlling, controlled by or under common control with the specified person, whether by stock ownership, agreement or otherwise, or any parent, child or sibling of such specified person and the concept of "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

            (b) Non-Competition Agreement. At the Closing, the Sellers will enter into a non-competition agreement with the Buyer and the Corporation, such non-competition agreement to be substantially in the form of Exhibit E hereto (the "Non-Competition Agreement"). The parties hereto agree that the amount of the Purchase Price allocated to the Non-Competition Agreement is $10,000.

                                    ARTICLE 2
                                     CLOSING

      The Closing shall take place at the offices of Baker, Donelson, Bearman & Caldwell, 1800 Republic Centre, 633 Chestnut Street, Chattanooga, Tennessee at 11:00 a.m., local time, on the Closing Date. The Closing Date shall be the fifth
(5th) Business Day, or such shorter period as the Buyer may choose, following the date the Buyer gives notice of the Closing to the Sellers, but in no event later than sixty (60) calendar days after the date of this Agreement (the "Closing Date Deadline"); provided, however, if as of the Closing Date Deadline, the consents or


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

approvals of Honda (or any subsidiary or affiliate of Honda, as may be required) to the sale of the Shares pursuant hereto shall not have been obtained and/or the audited financial statements contemplated by Section 7.13 shall not have been completed, the Buyer may, so long as it is using its reasonable best efforts to obtain such consents or approvals and/or to complete such financial statements, elect to extend the Closing Date Deadline for up to an additional 60 days. The date upon which the Closing shall take place is hereinafter called the "Closing Date".

                                    ARTICLE 3
                  Representations and Warranties of the Sellers

      Each of the Sellers hereby represents and warrants to the Buyer, severally with respect to the matters set forth in Sections 3.1 through 3.6, inclusive, and jointly and severally with respect to all other matters set forth in this
Article 3, as follows:

      3.1 Ownership of Shares. Each Seller owns of record and beneficially the number of Shares set forth opposite such Seller's name on Exhibit A hereto. Each Seller has, and will have at the time of the Closing, good and valid title to the Shares to be sold by such Seller hereunder, free and clear of all Encumbrances.

      3.2 Sellers' Power and Authority; Consents and Approvals.

            (a) Each Seller has full capacity, right, power and authority to execute and deliver this Agreement and the other agreements, documents and instruments to be executed and delivered by each Seller in connection herewith, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder.

            (b) Except as set forth on Schedule 3.2(b) hereto, no authorization, approval or consent of, or notice to or filing or registration with, any governmental agency or body, or any other third party, is required in connection with the execution and delivery by each Seller of this Agreement and the other agreements, documents and instruments to be executed and delivered by each Seller in connection herewith, the consummation of the transactions contemplated hereby and thereby and the performance by each Seller of his obligations hereunder and thereunder.

      3.3 Execution and Enforceability. This Agreement and the other agreements, documents and instruments to be executed by the Sellers in connection herewith, and the consummation by each Seller of the transactions contemplated hereby and thereby, have been duly authorized, executed and delivered by each Seller and constitute, and the other agreements, documents and instruments contemplated hereby, when executed and delivered by each Seller, shall constitute, the legal, valid and binding obligations of each Seller, enforceable against each such Seller in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

      3.4 Litigation Regarding Sellers. There are no actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending or, to each Sellers' knowledge,


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

threatened or probable of assertion, against any Seller relating to the Shares, this Agreement or the transactions contemplated hereby before any court, governmental or administrative agency or other body. None of the Sellers knows of any basis for the institution of any such suit or proceeding. No judgment, order, writ, injunction, decree or other similar command of any court or governmental or administrative agency or other body has been entered against or served upon any Seller relating to the Shares, this Agreement or the transactions contemplated hereby.

      3.5 Interest in Competitors and Related Entities; Certain Transactions.

            (a) Except as set forth on Schedule 3.5 hereto, no Seller and no Affiliate of any Seller has any direct or indirect interest in any person or entity engaged or involved in any business which is competitive with the business of the Corporation; provided, however, that the foregoing representation and warranty shall not apply to any person or entity, or any interest or agreement with any person or entity, which is a publicly held corporation in which such Seller individually owns less than 3% of the issued and outstanding voting stock.

            (b) Except as set forth in Schedule 3.5 hereto, there are no contracts, agreements or other arrangements between the Corporation and any of
(i) the Sellers (including the Sellers' Affiliates), (ii) the directors, officers or salaried employees of the Corporation, or (iii) the family members or Affiliates of any of such directors and officers (other than for services as employees, officers and directors), providing for the furnishing of services to or by, or the rental of real or personal property to or from, or otherwise requiring payments to or from, (x) any of the Sellers, (y) any such officer, director, salaried employee, family member or Affiliate, or (z) any corporation, partnership, trust or other entity in which such family member, Affiliate, officer, director or employee has a substantial interest or is a shareholder, officer, director, trustee or partner.

      3.6 Sellers Not Foreign Persons. Each Seller is a "United States person" as that term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder.

      3.7 Organization; Good Standing; Qualifications; and Power. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Corporation is qualified to do business as a foreign corporation and is in good standing in each of the jurisdictions listed on Schedule 3.7 hereto, which are the only jurisdictions where the nature of its business and assets requires such qualification.

      3.8 Capitalization. The authorized capital stock of the Corporation is as set forth on Schedule 3.8 hereto. All of the Shares are duly authorized, validly issued, fully paid and non-assessable and are held by the Sellers in the amounts indicated on Exhibit A hereto. Except as set forth on Schedule 3.8 hereto, there are no preemptive rights, whether at law or otherwise, to purchase any of the securities of the Corporation and there are no outstanding options, warrants, "phantom" stock plans, subscriptions, agreements, plans or other commitments pursuant to which the Corporation is or may become obligated to sell or issue any shares of its capital stock or any other debt or equity security, and there are no outstanding securities convertible into


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shares of such capital stock or any other debt or equity security.

      3.9 Subsidiaries and Investments. The Corporation does not own or maintain, directly or indirectly, any capital stock of or other equity or ownership or proprietary interest in any other corporation, partnership, association, trust, joint venture or other entity and does not have any commitment to contribute to the capital of, make loans to, or share in the losses of, any such entity.

      3.10 No Violation; Conflicts. Except as set forth on Schedule 3.10 hereto, the execution and delivery by the Sellers of this Agreement and the other agreements, documents and instruments to be executed and delivered by the Sellers in connection herewith, the consummation by the Sellers of the transactions contemplated hereby and thereby and the performance by the Sellers of their respective obligations hereunder and thereunder do not and will not (a) conflict with or violate any of the terms of the Articles of Incorporation or By-Laws of the Corporation, (b) violate or conflict with any law, ordinance, rule or regulation, or any judgment, order, writ, injunction, decree or similar command of any court, administrative or governmental agency or other body, applicable to the Corporation, (c) violate or conflict with the terms of, or result in the acceleration of, any indebtedness or obligation of the Corporation under, or violate or conflict with or result in a breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or instrument to which the Corporation is a party or by which the Corporation or any of its assets or properties is bound or affected, (d) result in the creation or imposition of any Encumbrance of any nature upon any of the assets or properties of the Corporation, (e) constitute an event permitting termination of any agreement, license or other right of the Corporation, or (f) require any authorization, approval or consent of, or any notice to or filing or registration with, any governmental agency or body, or any other third party, applicable to the Corporation or any of its properties or assets.

      3.11 Title to Assets; Related Matters. The Corporation has, and, except as set forth on Schedule 3.11 hereto, on the Closing Date will have, good and valid title to all assets, rights, interests and other properties, real, personal and mixed, tangible and intangible, owned by it, including the real property which will become the Leased Premises as of the Closing Date (collectively, the "Assets"), free and clear of all Encumbrances, except those specified on
Schedule 3.11 and liens for taxes not yet due and payable. The Assets (a) include all properties and assets (real, personal and mixed, tangible and intangible) owned by the Corporation; (b) do not include (i) any contracts for future services, prepaid items or deferred charges the full value or benefit of which will not be usable by or transferable to the Buyer, or (ii) any goodwill, organizational expense or other similar intangible asset.

      3.12 Possession. The tangible assets included within the Assets are in the possession or control of the Corporation and no other person or entity has a right to possession or claims possession of all or any part of such Assets, except the rights of lessors of Leased Equipment and Leased Premises (each as defined in Section 3.16 hereof) under their respective contracts and leases.


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

      3.13 Financial Statements.

            (a) The Sellers have delivered to the Buyer prior to the date hereof:

                  (i) the Corporation's federal income tax returns on Form 1120 for the years ended December 31, 1995, 1996 and 1997 (the balance sheets and income statements included in such tax returns being hereinafter collectively called the "Annual Financial Statements"); and

                  (ii) the monthly and year to date financial statements provided to Honda through the date hereof (collectively, the "Interim Financial Statements") (the Annual Financial Statements and the Interim Financial Statements are hereinafter collectively referred to as the "Financial Statements").

            (b) Except as set forth on Schedule 3.13 hereto, (i) the Annual Financial Statements are in accordance with the books and records of the Corporation, which books and records are true, correct and complete in all material respects, (ii) the Financial Statements fairly present the financial position of the Corporation as of the dates indicated and the results of operation of the Corporation for the periods indicated in the form prescribed by Honda except that the Interim Financial Statements contain estimates that are subject to year end adjustment, and (iii) the Financial Statements have been prepared in accordance with the income tax basis of accounting consistently applied. The Corporation maintains its books and records, and prepares its financial statements, in accordance with the income tax basis of accounting.
Schedule 3.13 sets forth certain material differences between the income tax basis of accounting and generally accepted accounting principles.

      3.14 Accounts Receivable. The accounts receivable of the Corporation are collectible in the aggregate recorded amounts thereof and are not subject to any known counterclaims or setoffs.

      3.15 Inventories. Except as set forth on Schedule 3.15 hereto, all inventories of the Corporation consist of items of a quality and quantity usable and saleable in the ordinary course of business of the Corporation, and the levels of inventories are consistent with the levels maintained by the Corporation in the ordinary course consistent with past practice and the Corporation's obligations under its agreements with all applicable vehicle manufacturers and distributors. The values at which such inventories are carried are based on the LIFO method in the case of new vehicle inventories and the FIFO method in the case of all other inventories. All such values are stated in accordance with tax basis accounting principles consistently applied by the Sellers.

      3.16 Real Property; Machinery and Equipment.

            (a) Owned Real Property. As of the Closing Date, the Corporation will own no real property.


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

            (b) Leased Premises. Schedule 3.16(b) hereto contains a complete list and description of all real property (including buildings and other structures thereon) which the Corporation uses in the conduct of its business. Except as set forth on Schedule 3.16(b) hereto, all of such real property (herein collectively referred to as the "Leased Premises" or the "Real Property") will be leased to the Corporation pursuant to the Dealership Leases. As of the date hereof, the Corporation does not, and as of the Closing Date the Corporation will not (except for the Dealership Leases), lease any real property from any person. To the knowledge of the Sellers, except as set forth on
Schedule 3.16(b) hereto, the Leased Premises are in good physical condition, ordinary wear and tear excepted. Except as set forth on Schedule 3.16(b) hereto, the Sellers have no knowledge of any event or condition which currently exists which (i) would create a material legal or other impediment to the continued use by the Corporation of the Leased Premises as currently used or the lease of the Leased Premises to the Corporation pursuant to the Dealership Leases, or (ii) would materially increase the additional charges or other sums payable by the Corporation under the Dealership Leases (including, without limitation, any pending tax reassessment or other special assessment affecting the Leased Premises). The improvements and building systems which comprise a part of the Leased Premises as to which the Corporation is responsible for the maintenance and repair thereof are in good condition, maintenance and repair, ordinary wear and tear excepted.

            (c) Easements, Condemnation, Etc. Except as set forth on Schedule 3.16(c), the Real Property enjoys all easements and rights, including, but not limited to, easements for power lines, water lines, sewers, roadways and other means of ingress and egress, necessary to conduct the business the Corporation now conducts, all such easements and rights are unconditional appurtenant rights to the Real Property, which are for at least the applicable lease terms (including renewals and extensions) under the Dealership Leases, and none of such easements or rights are subject to any forfeiture or divestiture rights. Except as set forth on Schedule 3.16(c), none of the Real Property is in the process of being condemned, expropriated, ordered to be sold or otherwise taken by any public authority, with or without payment or compensation therefor, and the Sellers have no knowledge of any such threatened condemnation, expropriation, sale or taking.

            (d) Zoning, Etc. Except as set forth on Schedule 3.16(d) hereto, none of the Real Property is in violation in any material respect of any public or private restriction or any law or any building, zoning, health, safety, fire or other law, ordinance, code or regulation, and no notice from any governmental body has been served upon the Corporation or upon any of the Real Property claiming any violation of any such law, ordinance, code or regulation or requiring or calling to the attention of the Corporation the need for any work, repair, construction, alterations or installation on or in connection with said properties which has not been complied with. Except as set forth on Schedule 3.16(d) hereto, all improvements which comprise a part of the Real Property are located within the record lines of the Real Property and none of the improvements located on the Real Property encroach upon any adjoining property or any easements or rights of way and no improvements located on any adjoining property encroach upon any of the Real Property or any easements or rights of way servicing the Real Property.

            (e) Owned Equipment. Schedule 3.16(e) hereto sets forth a list of all material machinery, equipment, motor vehicles (other than inventory), furniture and fixtures owned by the Corporation (collectively, the "Owned Equipment").

            (f) Leased Equipment. Schedule 3.16(f) hereto contains a list of all leases or other agreements, whether written or oral, under which the Corporation is lessee of or holds or operates any items of machinery, equipment, motor vehicles, furniture and fixtures or other property (other than real property) owned by any third party (collectively, the "Leased Equipment").

            (g) Maintenance of Equipment. Except as set forth on Schedule 3.16(g) hereto, the Owned Equipment and the Leased Equipment are in good operating condition, maintenance and repair in accordance with industry standards taking into account the age thereof.

      3.17 Patents; Trademarks; Trade Names; Copyrights; Licenses, Etc.

            (a) Except as set forth on Schedule 3.17 hereto, there are no patents, trademarks, trade names, service marks, service names and copyrights, and there are no applications therefor or licenses thereof, inventions, trade secrets, computer software, logos, slogans, proprietary processes and formulae and all other proprietary information, know-how and intellectual property rights, whether patentable or unpatentable, that are owned or leased by the Corporation or used in the conduct of the Corporation's business. The Corporation is not a party to, nor pays a royalty to anyone under, any license or similar agreement. There is no existing claim, or, to the knowledge of the Sellers, any basis for any claim, against the Corporation that any of its operations, activities or products infringe the patents, trademarks, trade names, copyrights or other property rights of others or that the Corporation is wrongfully or otherwise using the property rights of others.

            (b) The Corporation has the right to use the name "Economy Honda" and the other names listed on Schedule 3.17 hereto in the State of Tennessee and, to the knowledge of the Sellers, no person uses, or has the right to use, such name or any derivation thereof in connection with the manufacture, sale, marketing or distribution of products or services commonly associated with an automobile dealership.

      3.18 Certain Liabilities.

            (a) All accounts payable by the Corporation to third parties as of the date hereof arose in the ordinary course of business and none are delinquent or past-due.

            (b) Schedule 3.18 hereto sets forth a list of all indebtedness of the Corporation, other than accounts payable and accrued liabilities in the ordinary course, as of the close of business on the day preceding the date hereof, including, without limitation, money borrowed, indebtedness of the Corporation owed to stockholders and former stockholders, the deferred purchase price of assets, letters of credit and capitalized leases, indicating, in each case, the name or names of the lender, the date of maturity, the rate of interest, any prepayment penalties or premiums and the unpaid principal amount of such indebtedness as of such date.

      3.19 No Undisclosed Liabilities. The Corporation does not have any material liabilities or obligations of any nature, known or unknown, fixed or contingent, matured or unmatured, other than those (a) reflected in the Financial Statements, (b) incurred in the ordinary course of business since the date of the Financial Statements and of the type and kind reflected in the Financial Statements, or (c) disclosed specifically on Schedule 3.18 or Schedule
3.19 hereto.

      3.20 Absence of Changes. Since December 31, 1997, the business of the Corporation has been operated in the ordinary course, consistent with past practices and, except as set forth on Schedule 3.20 hereto, there has not been incurred, nor has there occurred: (a) Any damage, destruction or loss (whether or not covered by insurance), adversely affecting the business or assets of the Corporation in excess of $100,000; (b) Any strikes, work stoppages or other labor disputes involving the employees of the Corporation; (c) Any sale, transfer, pledge or other disposition of any of the Assets of the Corporation having an aggregate book value of $100,000 or more (except sales of vehicles and parts inventory in the ordinary course of business); (d) Any amendment, termination, waiver or cancellation of any Material Agreement (as defined in Section 3.29 hereof) or any termination, amendment, waiver or cancellation of any material right or claim of the Corporation under any Material Agreement (except in each case in the ordinary course of business and consistent with past practice); (e) Any (1) general uniform increase in the compensation of the employees of the Corporation (including, without limitation, any increase pursuant to any bonus, pension, profit-sharing, deferred compensation or other plan or commitment), (2) increase in any such compensation payable to any individual officer, director, consultant or agent thereof, or (3) loan or commitment therefor made by the Corporation to any officer, director, stockholder, employee, consultant or agent of the Corporation; (f) Any change in the accounting methods, procedures or practices followed by the Corporation or any change in depreciation or amortization policies or rates theretofore adopted by the Corporation; (g) Any material change in policies, operations or practices of the Corporation with respect to business operations followed by the Corporation, including, without limitation, with respect to selling methods, returns, discounts or other terms of sale, or with respect to the policies, operations or practices of the Corporation concerning the employees of the Corporation; (h) Any capital appropriation or expenditure or commitment therefor on behalf of the Corporation in excess of $50,000 individually or $100,000 in the aggregate; (i) Any write-down or write-up of the value of any inventory or equipment of the Corporation or any increase in inventory levels in excess of historical levels for comparable periods; (j) Any account receivable in excess of $50,000 or note receivable in excess of $50,000 owing to the Corporation which (1) has been written off as uncollectible, in whole or in part, (2) has had asserted against it any claim, refusal or right of setoff, or (3) the account or note debtor has refused to, or threatened not to, pay for any reason, or such account or note debtor has become insolvent or bankrupt; (k) Any other change in the condition (financial or otherwise), business operations, assets, earnings, business or prospects of the Corporation which, in the judgment of the Sellers, has, or could reasonably be expected to have, a material adverse effect on the assets, business or operations of the Corporation; (l) Any declaration or payment of any dividend or distribution of the Corporation's assets or any redemption, repurchase or other acquisition by the Corporation of any shares of its capital stock; or (m) Any agreement, whether in writing or otherwise, for the Corporation to take any of the actions enumerated in this Section 3.20.

      3.21 Tax Matters.

            (a) Except as set forth on Schedule 3.21 hereto, all federal, state and local tax returns and tax reports required as of the date hereof to be filed by the Corporation for taxable periods ending prior to the date hereof have been duly and timely filed prior to the due date thereof (as such due date may have been lawfully extended) by the Corporation with the appropriate governmental agencies, and all such returns and reports are true, correct and complete.

            (b) Except as set forth on Schedule 3.21 hereto, all federal, state and local income, profits, franchise, sales, use, occupation, property, excise, payroll, withholding, employment, estimated and other taxes of any nature, including interest, penalties and other additions to such taxes ("Taxes"), payable by, or due from, the Corporation for all periods prior to the date hereof have been fully paid or adequately reserved for by the Corporation or, with respect to Taxes required to be accrued, the Corporation has properly accrued or will properly accrue such Taxes in the ordinary course of business consistent with past practice of the Corporation.

            (c) The federal income tax returns of the Corporation have not been examined by the Internal Revenue Service ("IRS") for the years listed on
Schedule 3.21 hereto. Except as set forth on Schedule 3.21 hereto, the Corporation has not received any notice of any assessed or proposed claim or deficiency against it in respect of, or of any present dispute between it and any governmental agency concerning, any Taxes. Except as set forth on Schedule
3.21 hereto, no examination or audit of any tax return or report of the Corporation by any applicable taxing authority is currently in progress and there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return or report of the Corporation. Copies of all federal, state and local tax returns and reports required to be filed by the Corporation for the years ended 1997, 1996, 1995, 1994, 1993 and 1992, together with all schedules and attachments thereto, have been delivered by the Sellers to the Buyer.

            (d) Except as set forth on Schedule 3.21 hereto, the Corporation is not now, and has never been, a member of a consolidated group for federal income tax purposes or a consolidated, combined or similar group for state tax purposes. No consent under Code Section 341 has been made affecting the Corporation. The Corporation is not a party to any agreement or arrangement that would result in the payment of any "excess parachute payments" under Code
Section 280G. The Corporation is not required to make any adjustment under Code
Section 481(a). No power of attorney relating to Taxes is currently in effect affecting the Corporation.

      3.22 Compliance with Laws, Etc. The Corporation has conducted its operations and business in compliance in all material respects with, and all of the Assets (including all of the Real Property) comply in all material respects with, (i) all applicable laws, rules, regulations and codes (including, without limitation, any laws, rules, regulations and codes relating to anticompetitive practices, contracts, discrimination, employee benefits, employment, health, safety, fire, building and zoning, but excluding Environmental Laws which are the subject of Section 3.36 hereof) and (ii) all applicable orders, rules, writs, judgments, injunctions, decrees and ordinances. The Corporation has not received any notification of any asserted present or past failure by it to comply with such laws, rules or regulations, or such orders, writs, judgments, injunctions, decrees or ordinances. Set forth on Schedule 3.22 hereto are all orders, writs, judgments, injunctions, decrees and other awards of any court or governmental agency applicable to the Corporation or its business or operations. The Sellers have delivered to the Buyer copies of all reports, if any, of the Corporation required to be submitted during the period from January 1, 1995 to the date hereof under the Federal Occupational Safety and Health Act of 1970, as amended, and under all other applicable health and safety laws and regulations. Except as set forth on Schedule 3.22 hereto, the deficiencies, if any, noted on such reports have been corrected by the Corporation and any deficiencies noted by inspection through the Closing Date will have been corrected by the Corporation by the Closing Date.

      3.23 Litigation Regarding the Corporation. Except as set forth on Schedule
3.23 hereto, there are no actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending, or, to the Sellers' knowledge, threatened or probable of assertion, against the Corporation or relating to its assets, business or operations or the transactions contemplated by this Agreement, and the Sellers do not know of any reasonable basis for the institution of any such suit or proceeding. Except as set forth on Schedule 3.22 hereto, no order, writ, judgment, injunction, decree or similar command of any court or any governmental or administrative agency or other body has been entered against or served upon the Corporation relating to the Corporation or its assets, business or operations.

      3.24 Permits, Etc. Set forth on Schedule 3.24 hereto is a list of all governmental licenses, permits, approvals, certificates of inspection and other authorizations, filings and registrations that are necessary for the Corporation to own and operate its business as presently conducted in all material respects (collectively, the "Permits"). Except as set forth on Schedule 3.24 hereto, all such Permits have been duly and lawfully secured or made by the Corporation and are in full force and effect. Except as set forth on Schedule 3.24 hereto, there is no proceeding pending, or, to the Sellers' knowledge, threatened or probable of assertion, to revoke or limit any such Permit. None of the transactions contemplated by this Agreement will terminate, violate or limit the effectiveness of any such Permit.

      3.25 Employees; Labor Relations. As of the date hereof, the Corporation employs the total number of employees set forth on Schedule 3.25 hereto. As of the date hereof, except as set forth on Schedule 3.25 hereto (a) the Corporation is not delinquent in the payment (i) to or on behalf of its past or present employees of any wages, salaries, commissions, bonuses, benefit plan contributions or other compensation for all periods prior to the date hereof, or
(ii) of any amount which is due and payable to any state or state fund pursuant to any workers' compensation statute, rule or regulation or any amount which is due and payable to any workers' compensation claimant; (b) there are no collective bargaining agreements currently in effect between the Corporation and labor unions or organizations representing any employees of the Corporation; (c) no collective bargaining agreement is currently being negotiated by the Corporation; (d) to the knowledge of the Sellers, there are no union organizational drives in progress and there has been no formal or informal request to the Corporation for collective bargaining or for an employee election from any union or from the National Labor Relations Board; and (e) no dispute exists between the Corporation and any of its sales representatives or, to the knowledge of the Sellers, between any such sales representatives with respect to territory, commissions, products or any other terms of their representation.

      3.26 Compensation. Schedule 3.26 contains a schedule of all employees (including sales representatives) and consultants of the Corporation whose individual cash compensation for the year ended December 31, 1996, or projected for the year ended December 31, 1997, is in excess of $100,000, together with the amount of total compensation paid to each such person for the twelve month period ended December 31, 1996 and the current aggregate base salary or hourly rate (including any bonus or commission) for each such person.

      3.27 Employee Benefits.

            (a) The Sellers have listed on Schedule 3.27 and have delivered to the Buyer true and complete copies of all Employee Plans (as defined below) and related documents, established, maintained or contributed to by the Corporation (which shall include for this purpose and for the purpose of all of the representations in this Section 3.27, the Sellers and all employers, whether or not incorporated, that are treated together with the Corporation as a single employer with the meaning of Section 414 of the Code). The term "Employee Plan" shall include all plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and also shall include, without limitation, any deferred compensation, stock, employee or retiree pension benefit, welfare benefit or other similar fringe or employee benefit plan, program, policy, contract or arrangement, written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, covering employees or former employees of the Corporation and maintained or contributed to by the Corporation.

            (b) Where applicable, each Employee Plan (i) has been administered in material compliance with the terms of such Employee Plan and the requirements of ERISA and the Code; and (ii) is in material compliance with the reporting and disclosure requirements of ERISA and the Code. The Corporation does not maintain or contribute to, and has never maintained or contributed to, an Employee Plan subject to Title IV of ERISA or a "multiemployer plan" or a plan subject to
Section 412 of the Code. There are no facts relating to any Employee Plan that
(i) have resulted in a "prohibited transaction" of a material nature or have resulted or is reasonably likely to result in the imposition of a material excise tax, penalty or liability pursuant to Section 4975 of the Code, or (ii) have resulted in a material breach of fiduciary duty or violation of Part 4 of Title I of ERISA. To the Sellers' knowledge, each Employee Plan that is intended to qualify under Section 401(a) or to be exempt under Section 501(c)(g) of the Code is so qualified or exempt as of the date hereof in each case as such Employee Plan has received favorable determination letters from the Internal Revenue Service with respect thereto. To the knowledge of the Sellers, the amendments to and operation of any Employee Plan subsequent to the issuance of such determination letters do not adversely affect the qualified status of any such Employee Plan. No Employee Plan has an "accumulated funding deficiency" as of the date hereof, whether or not waived, and no waiver has been applied for. The Corporation has made no promises or incurred any liability under any Employee Plan or otherwise to provide health or other welfare benefits to former employees of the Corporation, except as specifically required by law. There are no pending or, to the best knowledge of the Sellers, threatened claims (other than routine claims for benefit) or lawsuits with respect to any of Corporation's Employee Plans. As used in this Section 3.27, all technical terms enclosed in quotation marks shall have the meaning set forth in ERISA.

            (c) Sections 3.27(a) and 3.27(b) above shall not apply with respect to any Employee Plan in connection with any events occurring or facts arising after the Closing Date, except to the extent such events or facts could reasonably have been prevented by any notice to the Buyer or other reasonable action of the Sellers prior to the Closing Date.

      3.28 Powers of Attorney. Except as set forth on Schedule 3.28 hereto, there are no persons, firms, associations, corporations or business organizations or entities holding general or special powers of attorney from the Corporation.

      3.29 Material Agreements.

            (a) List of Material Agreements. Set forth on Schedule 3.29(a) hereto is a list or, where indicated, a brief description of all contracts, agreements, documents, instruments, guarantees, plans, understandings or arrangements, written or oral, which are material to the Corporation or its business or assets (collectively, the "Material Agreements"). True copies of all written Material Agreements and written summaries of all oral Material Agreements described or required to be described on Schedule 3.29(a) have been furnished to the Buyer.

            (b) Performance, Defaults, Enforceability. The Corporation has in all material respects performed all of its obligations required to be performed by it to the date hereof, and is not in default or alleged to be in default in any material respect, under any Material Agreement, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default. To the knowledge of the Sellers, no other party to any Material Agreement is in default in any respect of any of its obligations thereunder. Each of the Material Agreements is valid and in full force and effect and enforceable against the parties thereto in accordance with their respective terms, and, except as set forth in Schedule 3.29(b) hereto, the consummation of the transactions contemplated by this Agreement will not (i) require the consent of any party thereto or (ii) constitute an event permitting termination thereof.

      3.30 Brokers' or Finders' Fees, Etc. No agent, broker, investment banker, person or firm acting on behalf of the Corporation or any of the Sellers or any person, firm or corporation affiliated with any of the Sellers or under their authority is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with the sale of the Shares contemplated hereby, other than any such fee or commission the entire cost of which will be borne by the Sellers.

      3.31 Bank Accounts, Credit Cards, Safe Deposit Boxes and Cellular Telephones. Schedule 3.31 hereto lists all bank accounts, credit cards and safe deposit boxes in the name of, or controlled by, the Corporation, and all cellular telephones provided and/or paid for by the Corporation, and details about the persons having access to or authority over such accounts, credit cards, safe deposit boxes and cellular telephones.

      3.32 Insurance.

            (a) Schedule 3.32(a) hereto contains a list of all policies of liability, theft, fidelity, life, fire, product liability, workmen's compensation, health and any other insurance and bonds maintained by, or on behalf of, the Corporation on its properties, operations, inventories, assets, business or personnel (specifying the insurer, amount of coverage, type of insurance, policy number and any pending claims in excess of $5,000 thereunder). Except as set forth on Schedule 3.32(a), each such insurance policy identified therein is and shall remain in full force and effect on and as of the Closing Date and the Corporation is not in default with respect to any provision contained in any such insurance policy and has not failed to give any notice or present any claim under any such insurance policy in a due and timely fashion. The insurance maintained by, or on behalf of, the Corporation is adequate in accordance with the standards of business of comparable size in the industry in which the Corporation operates and no notice of cancellation or termination has been received with respect to any such policy. The Corporation has not, during the last three (3) fiscal years, been denied or had revoked or rescinded any policy of insurance.

            (b) Set forth on Schedule 3.32(b) hereto is a summary of information pertaining to material property damage and personal injury claims in excess of $5,000 against the Corporation during the past five (5) years, all of which are fully satisfied or are being defended by the insurance carrier and involve no exposure to the Corporation.

      3.33 Warranties. Set forth on Schedule 3.33 hereto are descriptions or copies of the forms of all express warranties and disclaimers of warranty made by the Corporation (separate and distinct from any applicable manufacturers', suppliers' or other third-parties' warranties or disclaimers of warranties) during the past five (5) years to customers or users of the vehicles, parts, products or services of the Corporation. Except as set forth on Schedule 3.33, there have been no breach of warranty or breach of representation claims against the Corporation during the past five (5) years which have resulted in any cost, expenditure or exposure to the Corporation of more than $100,000 individually or in the aggregate.

      3.34 Directors and Officers. Set forth on Schedule 3.34 hereto is a true and correct list of the names and titles of each director and officer of the Corporation.

      3.35 Suppliers and Customers. The Corporation is not required to provide bonding or any other security arrangements in connection with any transactions with any of its respective customers and suppliers. To the knowledge of the Sellers, no such supplier, customer or creditor intends or has threatened, or reasonably could be expected, to terminate or modify any of its relationships with the Corporation.

      3.36 Environmental Matters.

            (a) For purposes of this Agreement, the following terms shall have the following meaning: (i) "Environmental Law" means all present federal, state and local laws, statutes, regulations, rules, ordinances and common law, and all judgments, decrees, orders, agreements, or permits, issued, promulgated, approved or entered thereunder by any government authority relating to pollution, Hazardous Materials, worker safety or protection of human health or the environment; (ii) "Hazardous Materials" means any pollutant, hazardous material, hazardous substance, toxic substance, hazardous waste, special waste, solid waste, petroleum or petroleum-derived substance or waste (regardless of specific gravity), or any constituent or decomposition product of any such pollutant, material, substance or waste, including, but not limited to, any hazardous substance or hazardous constituent contained within any waste and any other pollutant, material, substance or waste, as regulated under or as defined by any applicable

Environmental Law.

            (b) Except as set forth on Schedule 3.36, the Corporation has obtained all permits, licenses and other authorizations or approvals required under Environmental Laws for the conduct and operation of the Assets and the business of the Corporation ("Environmental Permits"). Except as set forth on
Schedule 3.36, all such Environmental Permits are in good standing, the Corporation is and has been in compliance in all material respects with the terms and conditions of all such Environmental Permits, and no appeal or any other action is pending or, to the knowledge of the Sellers, threatened to revoke any such Environmental Permit.

            (c) Except as disclosed on Schedule 3.36, the Corporation and its business, operations and the Assets are and have been in compliance in all material respects with all applicable Environmental Laws.

            (d) Except as disclosed on Schedule 3.36, neither the Corporation nor any of the Sellers has received any written or oral order, notice, complaint, request for information, claim, demand or other communication from any government authority or other person, whether based in contract, tort, implied or express warranty, strict liability, or any other common law theory, or any criminal or civil statute, arising from or with respect to (i) the presence, release or threatened release of any Hazardous Material or any other environmental condition on, in or under the Real Property or any other property formerly owned, used or leased by the Corporation, (ii) any other circumstances forming the basis of any actual or alleged violation by the Corporation or the Sellers of any Environmental Law or any liability of the Corporation or the Sellers under any applicable Environmental Law, (iii) any remedial or removal action required to be taken by the Corporation or the Sellers under any applicable Environmental Law, or (iv) any harm, injury or damage to real or personal property, natural resources, the environment or any person alleged to have resulted from the foregoing, nor are the Sellers aware of any facts which might reasonably give rise to such notice or communication. Except as disclosed on Schedule 3.36, the Corporation has not entered into any agreements concerning any removal or remediation of Hazardous Materials.

            (e) Except as set forth on Schedule 3.36, no lawsuits, claims, civil actions, criminal actions, administrative proceedings, investigations or enforcement or other actions are pending or, to the knowledge of the Sellers, threatened under any applicable Environmental Law with respect to the Corporation or the Real Property.

            (f) Except as disclosed on Schedule 3.36, no environmental condition exists (including, without limitation, the presence, release, threatened release, migration or disposal of Hazardous Materials) related to the Real Property, to any property previously owned, operated or leased by the Corporation, or to the Corporation's past or present operations, which would constitute a material violation of any applicable Environmental Law or otherwise give rise to costs, liabilities or obligations of the Corporation under any applicable Environmental Law.

            (g) Except as disclosed on Schedule 3.36, neither the Corporation nor the Sellers, nor, to the knowledge of the Sellers, any of their respective predecessors in interest, has transported or disposed of, or arranged for the transportation or disposal of, any Hazardous Materials to any location (i) which is listed on the National Priorities List or, to the knowledge of the Sellers, the CERCLIS list under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar federal, state or local list, (ii) which is the subject of any federal, state or local enforcement action or other investigation under any Environmental Law, or (iii) about which either the Corporation or the Sellers has received or has reason to expect to receive a potentially responsible party notice or other notice under any Environmental Law.

            (h) No environmental lien has attached or, to the knowledge of the Sellers, is threatened to be attached to the Real Property.

            (i) To the knowledge of the Sellers, no employee of the Corporation in the course of his or her employment with the Corporation has been exposed to any Hazardous Materials or other substance, generated, produced or used by the Corporation which could give rise to any claim (whether or not such claim has been asserted) against the Corporation.

            (j) Except as set forth on Schedule 3.36 hereto, the Real Property does not contain any: (i) septic tanks into which process wastewater or any Hazardous Materials have been disposed; (ii) asbestos; (iii) polychlorinated biphenyls (PCBs); (iv) underground injection or monitoring wells; or (v) underground storage tanks.

            (k) Except as set forth on Schedule 3.36, there have been no environmental studies or reports made relating to the Real Property or, to the knowledge of the Sellers, any other property or facility previously owned, operated or leased by the Corporation.

            (l) Except as described on Schedule 3.36, the Corporation has not agreed to assume, defend, undertake, guarantee, or provide indemnification for, any liability, including, without limitation, any obligation for corrective or remedial action, of any other person under any Environmental Law for environmental matters or conditions.

      3.37 Business Generally. The Sellers are not selling the Shares to the Buyer based in whole or in part on the actual knowledge of the Sellers of any information concerning the Corporation's business which has or could reasonably be expected to have a material adverse effect on the Corporation or its business and which has not been disclosed to the Buyer hereunder.

      3.38 Misstatements and Omissions. No representation and warranty by the Sellers contained in this Agreement, and no statement contained in any certificate or Schedule furnished or to be furnished by the Sellers to the Buyer in connection with this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation and warranty or such statement not misleading.

                                    ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

      The Buyer hereby represents and warrants to the Sellers as follows:

      4.1 Organization and Good Standing. The Buyer is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware.

      4.2 Buyer's Power and Authority; Consents and Approvals.

            (a) The Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the other agreements, documents and instruments to be executed and delivered by the Buyer in connection herewith, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder.

            (b) Except as set forth in Schedule 4.2(b) hereto, no authorization, approval or consent of, or notice to or filing or registration with, any governmental agency or body, or any other third party, is required in connection with the execution and delivery by the Buyer of this Agreement and the other agreements, documents and instruments to be executed by the Buyer in connection herewith, the consummation by the Buyer of the transactions contemplated hereby or thereby or the performance by the Buyer of its obligations hereunder and thereunder.

      4.3 Execution and Enforceability. This Agreement and the other agreements, documents and instruments to be executed and delivered by the Buyer in connection herewith, and the consummation by the Buyer of the transactions contemplated hereby and thereby, have been duly and validly authorized, executed and delivered by all necessary corporate action on the part of the Buyer and this Agreement constitutes, and the other agreements, documents and instruments to be executed and delivered by the Buyer in connection herewith, when executed and delivered by the Buyer, shall constitute the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and general equity principles.

      4.4 Litigation Regarding Buyer. There are no actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending or, to the Buyer's knowledge, threatened or probable of assertion against the Buyer relating to this Agreement or the transactions contemplated hereby before any court, governmental or administrative agency or other body, and no judgment, order, writ, injunction, decree or other similar command of any court or governmental or administrative agency or other body has been entered against or served upon the Buyer relating to this Agreement or the transactions contemplated hereby.

      4.5 No Violation; Conflicts. The execution and delivery by the Buyer of this Agreement and the other agreements, documents and instruments to be executed and delivered by the Buyer in connection herewith, the consummation by the Buyer of the transactions contemplated hereby and thereby and the performance by the Buyer of its obligations hereunder and thereunder do not and will not (a) conflict with or violate any of the terms of the Certificate of Incorporation or By-Laws of the Buyer, or (b) violate or conflict with any domestic law, ordinance, rule or regulation, or any judgement, order, writ, injunction or decree of any court, administrative or governmental agency or other body, material to the Buyer.

      4.6 Brokers' or Finders' Fees, Etc. No agent, broker, investment banker, person or firm acting on behalf of the Buyer or any person, firm or corporation affiliated with the Buyer or under its authority is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with the sale of the Shares contemplated hereby.

      4.7 Misstatements and Omissions. No representation and warranty by the Buyer contained in this Agreement, and no statement contained in any certificate or Schedule furnished or to be furnished by the Buyer to the Sellers in connection with this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation and warranty or such statement not misleading. The Buyer has delivered to the Sellers copies of the Prospectus dated November 10, 1997 and the Form 10-Q of the Buyer for the quarterly period ended September 30, 1997 (collectively, the "Buyer's Disclosure Materials"). None of the Buyer's Disclosure Materials contained, at the time of the filing thereof with the Securities and Exchange Commission, any untrue statement of any material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

                                    ARTICLE 5
                      PRE-CLOSING COVENANTS OF THE SELLERS

      The Sellers hereby jointly and severally covenant and agree that, from and after the date hereof until the Closing:

      5.1 Provide Access to Information; Cooperation with Buyer.

            (a) Access. The Sellers shall afford, and cause the Corporation to afford, to the Buyer, its attorneys, accountants, and representatives, free and full access at all reasonable times, and upon reasonable prior notice, to the properties, books and records of the Corporation, and to interview personnel, suppliers and customers of the Corporation, in order that the Buyer may have a full opportunity to make such investigation (including the Environmental Audit contemplated by Section 5.11 below) as it shall reasonably desire of the assets, business and operations of the Corporation (including, without limitation, any appraisals or inspections thereof), and provide to the Buyer and its representatives such additional financial and operating data and other information as to the business and properties of the Corporation as the Buyer shall from time to time reasonably request.

            (b) Cooperation in Obtaining Consents. The Sellers shall use reasonable best efforts in cooperating with the Buyer in the preparation of and delivery to all applicable automobile manufacturers or distributors, as soon as practicable after the date hereof, of an application and other information necessary to obtain such automobile manufacturer's or distributor's consent to or the approval of the transactions contemplated by this Agreement.

      5.2 Operation of Business of the Corporation. The Sellers shall cause the Corporation to (a) maintain its corporate existence in good standing, (b) operate its business substantially as presently operated and only in the ordinary course and consistent with past operations and its obligations under any existing agreements with all applicable automobile manufacturers or distributors, (c) use its best efforts to preserve intact its present business organizations and employees and its relationships with persons having business dealings with them, including, but not limited to, all applicable automobile manufacturers or distributors and any floor plan financing creditors, (d) comply in all respects with all applicable laws, rules and regulations, (e) maintain its insurance coverages, (f) pay all Taxes, charges and assessments when due, subject to any valid objection or contest of such amounts asserted in good faith and adequately reserved against, (g) make all debt service payments when contractually due and payable, (h) pay all accounts payable and other current liabilities when due, (i) maintain the Employee Plans and each plan, agreement and arrangement listed on Schedule 3.27, and (j) maintain its property, plant and equipment in good operating condition in accordance with industry standards taking into account the age thereof.

      5.3 Books of Account. The Sellers shall cause the Corporation to maintain its books and records of account in the usual, regular and ordinary manner.

      5.4 Employees. The Sellers shall (i) use their reasonable best efforts to encourage such personnel of the Corporation as the Buyer may designate in writing to remain employees of the Corporation after the date of the Closing, and (ii) not take any action, or permit the Corporation to take any action, to encourage any of the personnel of the Corporation to leave their positions with the Corporation.

      5.5 Certain Prohibitions. The Sellers shall not permit the Corporation to
(i) issue any equity or debt security or any options or warrants, (ii) enter into any subscriptions, agreements, plans or other commitments pursuant to which the Corporation is or may become obligated to issue any of its debt or equity securities, (iii) otherwise change or modify its capital structure, (iv) engage in any reorganization or similar transaction, (v) sell or otherwise dispose of any of its assets, other than sales of inventory in the ordinary course of business and the distribution of all real property owned by the Corporation as contemplated by Section 1.2(c) above, (vi) declare or make payment of any dividend or other distribution in respect of the Shares or redeem, repurchase or acquire any of the Shares, except that the Corporation may pay dividends as provided in Schedule 5.5 hereto and such dividends shall not, as of the Closing, constitute a breach of the Sellers' representations and warranties contained in
Section 3.20(l), or (vii) agree to take any of the foregoing actions.

      5.6 Other Changes. The Sellers shall not permit the Corporation to take, cause, agree to take or cause to occur any of the actions or events set forth in
Section 3.20 of this Agreement.

      5.7 Additional Information. The Sellers shall furnish and cause the Corporation to furnish to the Buyer such additional information with respect to any matters or events arising or discovered subsequent to the date hereof which, if existing or known on the date hereof, would have rendered any representation or warranty made by the Sellers or any information contained in any Schedule hereto or in other information supplied in connection herewith then inaccurate or incomplete. The receipt of such additional information by the Buyer shall not operate as a waiver by the Buyer of the obligations of the Sellers to satisfy the conditions to Closing set forth in Section 7.1 hereof.

      5.8 Publicity. Except as may be required by law or the applicable rules or regulations of any securities exchange, the Sellers shall not (i) make or permit the Corporation to make any press release or other public announcement relating to this Agreement or the transactions contemplated hereby, without the prior written approval of the Buyer, and (ii) otherwise disclose the existence and nature of their discussions or negotiations regarding the transactions contemplated hereby to any person or entity other than their accountants, attorneys and similar professionals, all of whom shall be subject to this nondisclosure obligation as agents of the Sellers, as the case may be. The Sellers shall cooperate with the Buyer in the preparation and dissemination of any public announcements of the transactions contemplated by this Agreement.

      5.9 Other Negotiations. The Sellers shall not pursue, initiate, encourage or engage in, nor shall any of their respective Affiliates or agents pursue, initiate, encourage or engage in, and the Sellers shall cause the Corporation and its Affiliates, directors, officers and agents not to pursue, initiate, encourage or engage in, any negotiations or discussions with, or provide any information to, any other person or entity (other than the Buyer and its representatives and Affiliates) regarding the sale of the assets or capital stock of the Corporation or any merger or similar transaction involving the Corporation.

      5.10 Closing Conditions. The Sellers shall use all reasonable best efforts to satisfy promptly the conditions to Closing set forth in Article 7 hereof required herein to be satisfied by the Sellers prior to the Closing.

      5.11 Environmental Audit. The Sellers shall cause the Corporation to allow an environmental consulting firm selected by the Buyer (the "Environmental Auditor") to have prompt access to the Real Property in order to conduct an environmental investigation, satisfactory to the Buyer in scope (such scope being sufficient to result in a Phase I environmental audit report and a Phase II environmental audit report, if desired by the Buyer), of, and to prepare a report with respect to, the Real Property (the "Environmental Audit"). The Sellers shall cause the Corporation to provide to the Environmental Auditor: (i) reasonable access to all its existing records concerning the matters which are the subject of the Environmental Audit; and (ii) reasonable access to the employees of the Corporation and the last known addresses of former employees of the Corporation who are most familiar with the matters which are the subject of the Environmental Audit (the Sellers agreeing to use reasonable efforts to have such former employees respond to any reasonable requests or inquiries by the Environmental Auditor). The Sellers shall otherwise cooperate and cause the Corporation to cooperate with the Environmental Auditor in connection with the Environmental Audit. The Buyer and the Sellers shall each bear 50% of the costs, fees and expenses incurred in connection with the preparation of the Environmental Audit.

      5.12 Audited Financial Statements. The Sellers shall allow, cooperate with and assist Buyer's accountants, and shall instruct the Corporation's accountants to cooperate, in the preparation of audited financial statements of the Corporation as necessary for any required filings by the Buyer with the Securities and Exchange Commission or with the Buyer's lenders; provided that the expense of such audit shall be borne by the Buyer.

      5.13 Hart-Scott-Rodino. Subject to the determination by the Buyer that any of the following actions is not required, the Sellers shall promptly prepare and file Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"), and respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.

                                    ARTICLE 6
                         PRE-CLOSING COVENANTS OF BUYER

      The Buyer hereby covenants and agrees that, from and after the date hereof until the Closing:

      6.1 Publicity. Except as may be required by law or by the rules of the New York Stock Exchange, or as necessary in connection with the transactions contemplated hereby, the Buyer shall not (i) make any press release or other public announcement relating to this Agreement or the transactions contemplated hereby, without the prior written approval of the Sellers' Agent, or (ii) otherwise disclose the existence and nature of its discussions or negotiations regarding the transactions contemplated hereby to any person or entity other than its accountants, attorneys and similar professionals, all of whom shall be subject to this nondisclosure obligation as agents of the Buyer.

      6.2 Closing Conditions. The Buyer shall use all reasonable best efforts to satisfy promptly the conditions to Closing set forth in Article 8 hereof required herein to be satisfied by the Buyer prior to the Closing.

      6.3 Application to Automobile Manufacturers and Distributors. Subject to the reasonable cooperation of the Sellers, the Buyer shall provide to all applicable automobile manufacturers and distributors as promptly as practicable after the execution and delivery of this Agreement any application or other information with respect to such application necessary in connection with the seeking of the consents of such manufacturers and distributors to the transactions contemplated by this Agreement.

      6.4 Hart-Scott-Rodino. Subject to the determination by the Buyer that any of the following actions is not required, the Buyer shall promptly prepare and file Notification and Report Forms under the HSR Act with the FTC and the Antitrust Division, respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation, and the Buyer shall pay all filing fees in connection therewith.

      6.5 ss.338 Election. In the event that the Buyer makes an election under
Section 338(g) of the Code with respect to the purchase of the Shares, the Buyer shall be liable for and hereby agrees to indemnify the Sellers for any and all liability for Taxes imposed on the Sellers or the Corporation that are attributable, directly or indirectly, to any election made by the Buyer pursuant to Section 338(g) of the Code.

                                    ARTICLE 7
              CONDITIONS TO OBLIGATIONS OF THE BUYER AT THE CLOSING

      The obligations of the Buyer to perform this Agreement at the Closing are subject to the satisfaction at or prior to the Closing of the following conditions, unless waived in writing by the Buyer:

      7.1 Representations and Warranties. The representations and warranties made by the Sellers in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing as though made at and as of the Closing.

      7.2 Performance of Obligations of the Sellers. The Sellers shall have performed all obligations required to be performed by the Sellers under this Agreement, and complied with all covenants for which compliance by the Sellers is required under this Agreement, prior to or at the Closing.

      7.3 Closing Documentation. The Buyer shall have received the following documents, agreements and instruments from the Sellers:

            (a) a certificate signed by the Sellers and dated the date of the Closing certifying as to the satisfaction of the conditions set forth in Sections 7.1 and 7.2 hereof;

            (b) the stock certificates and stock powers for the Shares described in Section 1.3(a) hereof;

            (c) such duly signed resignations of directors and officers of the Corporation as the Buyer shall have previously requested;

            (d) an opinion of Baker, Donelson, Bearman & Caldwell, counsel for the Sellers, dated the date of the Closing and addressed to the Buyer, in form and substance reasonably acceptable to the Buyer;

            (e) copies of all authorizations, approvals, consents, notices, registrations and filings referred to in Schedules 3.2(b), 3.10 and 3.29(b) hereof including, without limitation, the approval of Honda (or any subsidiary or affiliate of Honda, as may be required);

            (f) (i) a certificate dated as of a recent date from the Secretary of State of the State of Tennessee to the effect that the Corporation is duly incorporated in such State and stating that the Corporation owes no taxes, fees or penalties in such State, and (ii) one or more certificates of officials from the jurisdictions listed on Schedule 3.7 hereto to the effect that the Corporation is duly qualified as a foreign corporation and is in good standing in such jurisdictions;

            (g) a copy of the Corporation's Articles of Incorporation, including all amendments thereto, certified as of a recent date by the Secretary of State of the State of Tennessee;

            (h) evidence, reasonably satisfactory to the Buyer, of the authority and incumbency of the persons acting on behalf of the Corporation in connection with the execution of any document delivered in connection with this Agreement;

            (i) Uniform Commercial Code Search Reports on Form UCC-11 with respect to the Corporation from the states and local jurisdictions where the principal places of business of the Corporation and its assets are located;

            (j) a certificate of each of the Sellers as to such Seller's non-foreign status in appropriate form;

            (k) the corporate minute books and stock record books of the Corporation, and all other books and records of, or pertaining to, the business and operations of the Corporation;

            (l) estoppel letter[s] of lender[s] to the Corporation, in form and substance reasonably satisfactory to the Buyer, with respect to amounts owing by the Corporation as of the Closing; and

            (m) such other instruments and documents as the Buyer shall reasonably request not inconsistent with the provisions hereof.

      7.4 Approval of Legal Matters. The form of all instruments, certificates and documents to be executed and delivered by the Sellers to the Buyer pursuant to this Agreement and all legal matters in respect of the transactions as herein contemplated shall be reasonably satisfactory to the Buyer and its counsel, none of whose approval shall be unreasonably withheld or delayed.

      7.5 No Litigation. No action, suit or other proceeding shall be pending or threatened before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction, and no order, decree or ruling of any governmental authority or court shall have been entered challenging the legality, validity or propriety of, or otherwise relating to, this Agreement or the transactions contemplated hereby, or prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby.

      7.6 No Material Adverse Change or Undisclosed Liability. There shall have been no material adverse change or development in the business, prospects, properties, earnings, results of operations or financial condition of the Corporation, or any of its assets.

      7.7 No Adverse Laws. There shall not have been enacted, adopted or promulgated any statute, rule, regulation or order which materially adversely affects the business or assets of the Corporation.

      7.8 Affiliate Transactions. All amounts owing to the Corporation from the Sellers or any Affiliate thereof shall have been paid in full and any indebtedness of the Corporation to the Sellers or their Affiliates shall have been canceled by the holder(s) thereof. Title to the Real Property, as well as all related mortgage indebtedness of the Corporation with respect to the Real Property, shall have been transferred to the Sellers with no continuing liability or obligation of the Corporation with respect thereto.

      7.9 Pledge Agreement. The Sellers shall have duly executed and delivered to the Buyer the Pledge Agreement and the Pledged Shares thereunder.

      7.10 Execution of Dealership Leases. The Sellers shall have duly delivered to the Corporation and the Buyer the Dealership Leases, duly executed by the respective lessors thereunder, each with a corresponding memorandum of lease in a form suitable for recording.

      7.11 Non-Competition Agreement. The Sellers shall have duly executed and delivered to the Buyer and the Corporation the Non-Competition Agreement.

      7.12 Cancellation of Stock Options. All outstanding options, warrants, "phantom" stock options and other plans, agreements or arrangements of the Corporation with respect to the purchase, or the issuance of, any capital stock or other securities of the Corporation shall have been canceled and terminated prior to the Closing at no expense to the Buyer, and the Buyer shall have received reasonably satisfactory evidence thereof.

      7.13 Audited Financial Statements. The Buyer shall have completed preparation of such audited financial statements of the Corporation as may be required by applicable regulations of the Securities and Exchange Commission or by any of the Buyer's lenders.

      7.14 Hart-Scott-Rodino Waiting Period. All applicable waiting periods under the HSR Act shall have expired without any indication by the Antitrust Division or the Federal Trade Commission that either of them intends to challenge the transactions contemplated hereby or, if any such challenge or investigation is made or commenced, the conclusion of such challenge or investigation permits the transactions contemplated hereby in all material respects.

                                    ARTICLE 8
             CONDITIONS TO OBLIGATIONS OF THE SELLERS AT THE CLOSING

      The obligations of the Sellers to perform this Agreement at the Closing are subject to the satisfaction at or prior to the Closing of the following conditions, unless waived in writing by the Sellers:

      8.1 Representations and Warranties. The representations and warranties made by the Buyer in this Agreement shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing as though made at and as of the Closing.

      8.2 Performance of Obligations of the Buyer. The Buyer shall have performed all obligations required to be performed by it under this Agreement, and complied with all covenants for which compliance by it is required under this Agreement, prior to or at the Closing.

      8.3 Closing Documentation. The Sellers shall have received the following documents, agreements and instruments from the Buyer:

            (a) a certificate signed by a duly authorized signatory of the Buyer and dated as of the Closing Date certifying as to the satisfaction of the conditions set forth in Sections 8.1 and 8.2 hereof;

            (b) payment of the Purchase Price pursuant to Section 1.2 hereof;

            (c) an opinion of Parker, Poe, Adams & Bernstein L.L.P., counsel for the Buyer, dated as of the Closing Date and addressed to the Sellers, in form and substance reasonably acceptable to the Sellers;

            (d) such resolutions of the Buyer, as sole shareholder of the Corporation, and the directors of the Corporation electing directors and appointing officers, respectively, of the Corporation, effective upon the Closing;

            (e) certificates dated as of a recent date from the Secretary of State of the State of Delaware to the effect that the Buyer is duly incorporated and in good standing in such state;

            (f) a copy of the Buyer's Certificate of Incorporation, including all amendments thereto, certified by the Secretary of State of the State of Delaware;

            (g) evidence, reasonably satisfactory to the Sellers, of the authority and incumbency of the persons acting on behalf of the Buyer in connection with the execution of any document delivered in connection with this Agreement; and

            (h) such other instruments and documents as the Sellers shall reasonably request not inconsistent with the provisions hereof.

      8.4 Approval of Legal Matters. The form of all certificates, instruments and documents to be executed or delivered by the Buyer to the Sellers pursuant to this Agreement and all legal matters in respect of the transactions as herein contemplated shall be reasonably satisfactory to the Sellers and their counsel, none of whose approval shall be unreasonably withheld or delayed.

      8.5 No Litigation. No action, suit or other proceeding shall be pending or threatened before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction, and no order, decree or ruling of any governmental authority or court shall have been entered challenging the legality, validity or propriety of, or otherwise relating to, this Agreement or the transactions contemplated hereby, or prohibiting, restraining or otherwise preventing the consummation of the transactions contemplated hereby.

      8.6 Dealership Leases. The Corporation shall have duly executed and delivered to the Sellers the Dealership Leases.

      8.7 Pledge Agreement. The Buyer shall have duly executed and delivered the Pledge Agreement.

      8.8 Liquidity Agreement. O. Bruton Smith shall have executed and delivered to the Sellers the Liquidity Agreement.

      8.9 Hart-Scott-Rodino Waiting Period. All applicable waiting periods under the HSR Act shall have expired without any indication of the Antitrust Division or the Federal Trade Commission that either of them intends to challenge the transactions contemplated hereby, or, if any such challenge or investigation is made or commenced, the conclusion of such challenge or investigation permits the transactions contemplated hereby in all material respects.

                                    ARTICLE 9
        SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION, ETC.

      9.1 Survival. All statements contained in any Schedule or certificate delivered hereunder or in connection herewith by or on behalf of any of the parties pursuant to this Agreement shall be deemed representations and warranties by the respective parties hereunder unless otherwise expressly provided herein. The representations and warranties of the Sellers and the Buyer contained in this Agreement, including those contained in any Schedule or certificate delivered hereunder or in connection herewith, shall survive the Closing for a period of two years with the exception of (i) the representations and warranties of the Sellers contained in Section 3.21, which shall survive the Closing until the expiration of the applicable tax statutes of limitation plus a period of sixty (60) days, and (ii) the representations and warranties of the Sellers contained in Sections 3.11, 3.19 and 3.36, which shall survive the Closing for a period of five years. As to each representation and warranty of the parties hereto, the date to which such representation and warranty shall survive is hereinafter referred to as the "Survival Date".

      9.2 Agreement to Indemnify by Sellers. Subject to the terms and conditions of Sections 9.4 and 9.5 hereof, the Sellers hereby, severally with respect to the breach, inaccuracy or untruth of any of the matters set forth in Sections
3.1 through 3.6 hereof, and jointly and severally with respect to all other matters set forth in this Agreement, agree to indemnify and save the Buyer, the Corporation and their respective shareholders, officers, directors, employees, successors and assigns (each, a "Buyer Indemnitee") harmless from and against, for and in respect of, any and all damages, losses, obligations, liabilities, demands, judgments, injuries, penalties, claims, actions or causes of action, encumbrances, costs, and expenses (including, without limitation, reasonable attorneys' fees and expert witness fees), suffered, sustained, incurred or required to be paid by any Buyer Indemnitee (collectively, "Buyer's Damages") arising out of, based upon, in connection with, or as a result of:

            (a) the untruth, inaccuracy or breach of any representation and warranty of the Sellers contained in or made pursuant to this Agreement, including in any Schedule or certificate delivered hereunder or in connection herewith, excluding any breach of representation and warranty contained in
Section 3.19; provided, however, that with respect to the foregoing indemnification obligation of the Sellers contained in this paragraph (a), the Sellers shall not have any indemnification obligation until (and only to the extent that) Buyer's Damages in respect of all claims for indemnity pursuant to this paragraph (a) shall exceed a cumulative aggregate total of $150,000;

            (b) the untruth, inaccuracy or breach of any representation and warranty of the Sellers contained in or made pursuant to Section 3.19, including in any Schedule or certificate delivered hereunder in connection therewith;

            (c) the breach or nonfulfillment of any covenant or agreement of any Seller contained in this Agreement or in any other agreement, document or instrument delivered hereunder or pursuant hereto;

            (d) any loss of life, injury to persons or property, or damage to natural resources caused by the actual, alleged, or threatened release, storage, transportation, treatment or generation of or exposure to Hazardous Materials generated, stored, used, disposed of, treated, handled or shipped by the Corporation or present on the Real Property on or before the Closing Date;

            (e) any cleanup of Hazardous Materials released, disposed of or discharged: (i) on, beneath or adjacent to the Real Property prior to or on the date of the Closing; or (ii) at any other location if such substances were generated, used, stored, treated, transported or released by the Corporation prior to or on the Closing Date;

            (f) all known or unknown environmental liabilities of and claims against the Corporation or any such liabilities and claims arising out of the operation of the business or ownership of the Real Property prior to the Closing, including, without limitation, the presence, release or threatened release of Hazardous Materials and any liabilities or obligations arising under any Environmental Law, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), as amended;

            (g) any and all costs of installing pollution control equipment or other equipment to bring any of the Real Property into compliance with any Environmental Law if such equipment is installed because any of the Real Property was not in compliance with any Environmental Laws as of the date of the Closing, regardless of when such non-compliance is discovered; or

            (h) any and all Taxes owing out of or based upon the ownership, use and operation of the Owned Real Property before or after the Closing (other than any Taxes which are the obligation of the Buyer under the Dealership Leases) or the distribution by the Corporation of the Owned Real Property contemplated in
Section 1.2(c)(1).

            With respect to the Sellers' obligations to pay Buyer's Damages pursuant to Section 9.2 of this Agreement, the Buyer shall be entitled (but shall not be obligated) to make demand for delivery of Escrow Shares under the Escrow Agreement.

      9.3 Agreement to Indemnify by Buyer. Subject to the terms and conditions of Sections 9.4 and 9.5 hereof, the Buyer hereby agrees to indemnify and save the Sellers and their successors and assigns (each, a "Seller Indemnitee") harmless from or against, for and in respect of, any and all damages, losses, obligations, liabilities, demands, judgments, injuries, penalties, claims, actions or causes of action, encumbrances, costs, and expenses (including, without limitation, reasonable attorneys' fees and expert witness fees) suffered, sustained, incurred or required to be paid by any Seller Indemnitee ("Sellers' Damages") arising out of, based upon or in connection with or as a result of:

            (a) the untruth, inaccuracy or breach of any representation and warranty of the Buyer contained in or made pursuant to this Agreement, including in any Schedule or certificate delivered hereunder or in connection herewith;

            (b) the breach or nonfulfillment of any covenant or agreement of the Buyer contained in this Agreement or in any other agreement, document or instrument delivered hereunder or pursuant hereto;

            (c) any loss of life, injury to persons or property, or damage to natural resources caused by the actual, alleged, or threatened release, storage, transportation, treatment or generation of or exposure to Hazardous Materials generated, stored, used, disposed of, treated, handled or shipped by the Corporation after the Closing Date;

            (d) any cleanup of Hazardous Materials released, disposed of or discharged: (i) on, beneath or adjacent to the Real Property after the date of the Closing; or (ii) at any other location if such substances were generated, used, stored, treated, transported or released by the Corporation after the Closing Date;

            (e) all known or unknown environmental liabilities of and claims against the Corporation or any such liabilities and claims arising out of operation of the business after the Closing, including, without limitation, the presence, release or threatened release of Hazardous Materials and any liabilities or obligations arising under any Environmental Law, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), as amended; or

            (f) any and all costs of installing pollution control equipment or other equipment in order to bring any of the Real Property into compliance with any Environmental Laws if such equipment is installed because any of the Real Property is not in compliance with applicable Environmental Laws during the Buyer's operation on or occupancy of the Real Property; provided, however, that this indemnification does not apply to (i) any such noncompliance of any of the Real Property as of the date of Closing, regardless of when such noncompliance is discovered, or (ii) any such noncompliance that is otherwise attributable to the acts or omissions of the Sellers or their agents.

      9.4 Claims for Indemnification. No claim for indemnification with respect to a breach of a representation and warranty shall be made under this Agreement after the applicable Survival Date unless prior to such Survival Date the Buyer Indemnitee or the Seller Indemnitee, as the case may be, shall have given the Sellers or the Buyer, as the case may be, written notice of such claim for indemnification based upon actual loss sustained, or potential loss anticipated, as a result of the existence of any claim, demand, suit, or cause of action against such Buyer Indemnitee or Seller Indemnitee, as the case may be.

      9.5 Procedures Regarding Third Party Claims. The procedures to be followed by the Buyer and the Sellers with respect to indemnification hereunder regarding claims by third persons which could give rise to an indemnification obligation hereunder shall be as follows:

            (a) Promptly after receipt by any Buyer Indemnitee or Seller Indemnitee, as the case may be, of notice of the commencement of any action or proceeding (including, without limitation, any notice relating to a tax audit) or the assertion of any claim by a third person which the person receiving such notice has reason to believe may result in a claim by it for indemnity pursuant to this Agreement, such person (the "Indemnified Party") shall give a written notice of such action, proceeding or claim to the party against whom indemnification pursuant hereto is sought (the "Indemnifying Party"), setting forth in reasonable detail the nature of such action, proceeding or claim, including copies of any documents and written correspondence from such third person to such Indemnified Party.

            (b) The Indemnifying Party shall be entitled, at its own expense, to participate in the defense of such action, proceeding or claim, and, if (i) the action, proceeding or claim involved seeks (and continues to seek) solely monetary damages, (ii) the Indemnifying Party confirms, in writing, its obligation hereunder to indemnify and hold harmless the Indemnified Party with respect to such damages in their entirety pursuant to Sections 9.2 or 9.3 hereof, as the case may be, and (iii) the Indemnifying Party shall have made provision which, in the reasonable judgment of the Indemnified Party, is adequate to satisfy any adverse judgment as a result of its indemnification obligation with respect to such action, proceeding or claim, then the Indemnifying Party shall be entitled to assume and control such defense with counsel chosen by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld or delayed. The Indemnified Party shall be entitled to participate therein after such assumption, the costs of such participation following such assumption to be at its own expense. Upon assuming such defense, the Indemnifying Party shall have full rights to enter into any monetary compromise or settlement which is dispositive of the matters involved; provided, that such settlement is paid in full by the Indemnifying Party and will not have any direct or indirect continuing material adverse effect upon the Indemnified Party.

            (c) With respect to any action, proceeding or claim as to which (i) the Indemnifying Party does not have the right to assume the defense or (ii) the Indemnifying Party shall not have exercised its right to assume the defense, the Indemnified Party shall assume and control the defense of and contest such action, proceeding or claim with counsel chosen by it and approved by the Indemnifying Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall be entitled to participate in the defense of such action, proceeding or claim, the cost of such participation to be at its own expense. The Indemnifying Party shall be obligated to pay the reasonable attorneys' fees and expenses of the Indemnified Party to the extent that such fees and expenses relate to claims as to which indemnification is due under Sections 9.2 or 9.3 hereof, as the case may be. The Indemnified Party shall have full rights to dispose of such action, proceeding or claim and enter into any monetary compromise or settlement; provided, however, in the event that the Indemnified Party shall settle or compromise any action, proceeding or claim for which indemnification is due under Sections 9.2 or 9.3 hereof, as the case may be, it shall act reasonably and in good faith in doing so.

            (d) Both the Indemnifying Party and the Indemnified Party shall cooperate fully with one another in connection with the defense, compromise or settlement of any such action, proceeding or claim, including, without limitation, by making available to the other all pertinent information and witnesses within its control.

      9.6 Effectiveness. The provisions of this Article 9 shall be effective upon consummation of the Closing, and prior to the Closing, shall have no force and effect.

      9.7 Access to Information. In order to facilitate the resolution of any claims for indemnification under this Article 9, each of the parties hereto shall, after the Closing: (a) afford to the other parties hereto, and their authorized agents and representatives, reasonable access, during normal business hours, to the offices, properties, books and records of such party; and (b) furnish to the other parties hereto, and their authorized agents and representatives, such additional financial and other information as may be relevant to the matter in dispute; provided, however, that such access shall not unreasonably interfere with the business or operations of the party providing such access and, provided, further, that no party hereunder shall be obligated to disclose any information which it holds under a legally binding obligation of confidentiality or which is protected by any privilege.

      9.8 Certain Limitations on Indemnification. The indemnification obligations of any party hereto shall be offset by any net reduction of federal and state income tax that may reasonably be expected by reason of the respective Buyer's Damages or Sellers' Damages, as the case may be, after taking into account the amount of the indemnification received by such party. Furthermore, in the case of indemnification by the Sellers, the amount of any reserve or liability reflected on the Closing Balance Sheet with respect to the item of Buyer's Damages involved shall be deducted in the calculation of such Buyer's Damages.

                                   ARTICLE 10
                                   TERMINATION

      10.1 Termination. Notwithstanding any other provision herein contained to the contrary, this Agreement may be terminated at any time prior to the Closing
Date:

            (a) by the written mutual consent of the Buyer and the Sellers;

            (b) At any time after the Closing Date Deadline, by written notice by the Buyer or the Sellers to the other party(ies) hereto if the Closing shall not have been completed on or before the Closing Date Deadline; provided, however, no party may terminate this Agreement pursuant to this Section 10.1(b) if such party is in breach of any material representation, warranty or covenant of such party contained in this Agreement;

            (c) By the Buyer or the Sellers if, after any initial HSR Act filing, the FTC makes a "second request" for information, or the FTC or the Antitrust Division challenges the transactions contemplated hereby; provided, that the Buyer or the Sellers' Agent, as the case may be, delivers a written notice to the other party(ies) of such termination hereunder within 30 days of the Buyer's or Sellers' receipt of such second request or of notice of such challenge;

            (d) By the Buyer or the Sellers' Agent, by written notice to the other party(ies) hereto, in the event that approval by Honda (or any subsidiary or affiliate of Honda, as may be required) of the transactions contemplated by this Agreement is not received on or prior to the Closing Date Deadline; provided, however, if this Agreement shall be terminated by the Sellers' Agent pursuant to this clause (d), the Buyer may nevertheless elect to close the transactions contemplated hereby by giving the Sellers' Agent written notice of such election within five (5) Business Days of the receipt of such termination notice by the Sellers' Agent, in which case the parties shall be obligated to close the transactions contemplated hereby within five (5) Business Days of the receipt by the Sellers' Agent of such notice of election by the Buyer; or

            (e) By the Buyer within 30 days after ______________ if, and only if, the Buyer is not satisfied, in its discretion, with the results of the Buyer's due diligence investigations contemplated by Section 5.1(a) hereof.

      10.2 Procedure and Effect of Termination. In the event of termination pursuant to Section 10.1, this Agreement shall be of no further force or effect; provided, however, that, except as expressly set forth below, any termination pursuant to Section 10.1 shall not relieve (i) the Buyer of any liability under
Section 10.3 below or of any obligation under Section 12.14 below, (ii) the Sellers of any liability under Section 10.4 below, or (iii) any party hereto of any liability for breach of any representation and warranty, covenant or agreement hereunder occurring prior to such termination. In addition, in the event of any such termination, all filings, applications and other submissions made pursuant to this Agreement or prior to the execution of this Agreement in contemplation thereof shall, to the extent practicable, be withdrawn from the agency or other entity to which made. Except as specifically provided in Section
10.5 below, nothing contained in this Agreement shall prevent any party from seeking any equitable relief to which it would otherwise be entitled in the event of breach by the other party.

      10.3 Payment of Buyer's Termination Fee . If this Agreement is terminated by the Sellers pursuant to Section 10.1(b) above and the failure to complete the Closing on or before the Closing Date Deadline shall have been due to the Buyer's breach of its material representations and warranties or its material covenants or obligations under this Agreement, then the Buyer shall, upon demand of the Sellers, promptly pay to the Sellers in immediately available funds, as liquidated damages for the loss of the transaction, a termination fee of $1,000,000 (the "Buyer's Termination Fee").

      10.4 Payment of Sellers' Termination Fee. If this Agreement is terminated by the Buyer pursuant to Section 10.1(b) above and the failure to complete the Closing on or before the Closing Date Deadline shall have been due to the Sellers' breach of any of their material representations and warranties or any of their material covenants or obligations under this Agreement, then the Sellers, jointly and severally, shall, upon demand of the Buyer, promptly pay to the Buyer in immediately available funds, as liquidated damages for the loss of the transaction, a termination fee of $1,000,000 (the "Sellers' Termination Fee").

      10.5 Termination Fees Exclusive Remedies for Damages. The respective rights of the parties to terminate this Agreement under Section 10.1(b) and to be paid the Sellers' Termination Fee or the Buyer's Termination Fee, as the case may be, shall be the respective parties' sole and exclusive remedies for damages; in the event of such termination by either party, such party shall have no right to equitable relief for any breach or alleged breach of this Agreement, other than for specific performance for the payment of the Sellers' Termination Fee or the Buyers' Termination Fee, as the case may be. Nothing contained in this Section 10.5 shall prevent any party hereto from electing not to terminate this Agreement and seeking equitable relief, including specific performance, from any breaching party hereunder.

                                   ARTICLE 11
                           CERTAIN TAXES AND EXPENSES

      11.1 Certain Taxes and Expenses.

            (a) All sales, use, transfer, intangible, excise, documentary stamp, recording, gross income, gross receipts and other similar taxes or fees which may be due or payable in connection with the consummation of the transactions contemplated hereby shall be paid by the Sellers.

            (b) Except as otherwise herein provided, the Sellers and the Buyer shall be responsible for the payment of their respective fees, costs and expenses incurred in connection with the negotiation and consummation of the transactions contemplated hereby and shall not be liable to the other party or parties for the payment of any such fees, costs and expenses.

                                   ARTICLE 12
                                  MISCELLANEOUS

      12.1 Certain Tax Returns. The Sellers shall cooperate with and provide assistance to the Buyer and the Corporation in connection with the preparation and filing of all federal, state, local and foreign income tax returns which relate to the Corporation and to periods prior to Closing but which are not required to be filed until after the Closing.

      12.2 Parties in Interest; No Third-Party Beneficiaries. Subject to Section
12.4 hereof, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any employee of the Corporation or the Buyer, or any other person, firm, corporation or legal entity, other than the parties hereto and their successors and assigns, any rights, remedies or other benefits under or by reason of this Agreement.

      12.3 Entire Agreement; Amendments. This Agreement (including all Exhibits and Schedules hereto) and the other writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties hereto with respect to its subject matter. There are no representations, promises, warranties, covenants or undertakings other than as expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to its subject matter. This Agreement may be amended or modified only by a written instrument duly executed by the parties hereto.

      12.4 Assignment. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties; provided, however, the Buyer may assign its rights and obligations hereunder to any Affiliate of the Buyer presently existing or hereafter formed and to any person or entity that shall acquire all or substantially all of the assets of the Buyer or the Corporation; provided, further, that no such assignment shall release the Buyer from its obligations hereunder without the consent of the Sellers. Nothing contained in this Agreement shall prohibit its assignment by the Buyer as collateral security and the Sellers and the Corporation hereby agree to execute any acknowledgment of such assignment by the Buyer as may be required by any lender to the Buyer.

      12.5 Remedies. Except as expressly provided in this Agreement to the contrary, each of the parties to this Agreement is entitled to all remedies in the event of breach provided at law or in equity, specifically including, but not limited to, specific performance.

      12.6 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      12.7 Notices. All notices, claims, certificates, requests, demands and other communications hereunder shall be given in writing and shall be delivered personally or sent by telecopier or by a nationally recognized overnight courier, postage prepaid, and shall be deemed to have been duly given when so delivered personally or one (1) business day after the date of transmission by telecopier or the date of deposit with such nationally recognized overnight courier. All such notices, claims, certificates, requests, demands and other communications shall be addressed to the respective parties at the addresses set forth below or to such other address as the person to whom notice is to be given may have furnished to the others in writing in accordance herewith.

                  If to the Buyer, to:

                        Sonic Automotive, Inc.
                        5401 E. Independence Boulevard
                        Charlotte, North Carolina 28212
                        Telecopy: (704) 536-5116
                        Attention: Theodore M. Wright, Chief Financial Officer

                  With a copy to:

                        Parker, Poe, Adams & Bernstein L.L.P.
                        2500 Charlotte Plaza
                        Charlotte, North Carolina 28244
                        Telecopy (704) 334-4706
                        Attention: Edward W. Wellman, Jr., Esq.

                  If to the Sellers, to:

                        Mr. Freeman Smith, as Seller's Agent
                        c/o Baker, Donelson, Bearman & Caldwell
                        1800 Republic Centre
                        603 Chestnut Street
                        Chattanooga, Tennessee 37450
                        Telecopy: (423) 756-3447
                        Attention: Richard B. Gossett, Esq.

      12.8 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.

      12.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without giving effect to its rules governing conflict of laws.

      12.10 Waivers. Any party to this Agreement may, by written notice to the other parties hereto, waive any provision of this Agreement from which such party is entitled to receive a benefit. The waiver by any party hereto of a breach by another party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by such other party of such provision or any other provision of this Agreement.

      12.11 Severability. In the event that any provision, or part thereof, in this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions, or parts thereof, shall not in any way be affected or impaired thereby.

      12.12 Knowledge. Whenever any representation or warranty of any Seller contained herein (other than the representations and warranties set forth in Sections 3.1 through 3.6 hereof) or in any other document executed and delivered in connection herewith is based upon the knowledge of such Seller, (i) such knowledge shall be deemed to include (A) the best actual knowledge, information and belief of any of the Sellers and (B) any information which any Seller would reasonably be expected to be aware of in the prudent discharge of his or her duties in the ordinary course of business (including consultation with legal counsel) on behalf of the Corporation, and (ii) the knowledge of any Seller shall be deemed to be the knowledge of all of the Sellers.

      12.13 Jurisdiction; Arbitration.

            (a) Subject to the other provisions of this Section 12.13, any judicial proceeding brought with respect to this Agreement must be brought in any court of competent jurisdiction in the State of Tennessee, and, by execution and delivery of this Agreement, each party (i) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement, and (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such court or that such court is an inconvenient forum.

            (b) Any dispute, claim or controversy arising out of or relating to this Agreement (except for accounting matters provided for in Section 1.2(c) hereto), or the interpretation or breach hereof (including, without limitation, any of the foregoing based upon a claim to any termination fee hereunder), shall be resolved by binding arbitration under the commercial arbitration rules of the American Arbitration Association (the "AAA Rules") to the extent such AAA Rules are not inconsistent with this Agreement. Judgment upon the award of the arbitrators may be entered in any court having jurisdiction thereof or such court may be asked to judicially confirm the award and order its enforcement, as the case may be. The demand for arbitration shall be made by any party hereto within a reasonable time after the claim, dispute or other matter in question has arisen, and in any event shall not be made after the date when institution of legal proceedings, based on such claim, dispute or other matter in question, would be barred by the applicable statute of limitations. The arbitration panel shall consist of three (3) arbitrators, one of whom shall be appointed by each party hereto within thirty (30) days after any request for arbitration hereunder. The two arbitrators thus appointed shall choose the third arbitrator within thirty (30) days after their appointment; provided, however, that if the two arbitrators are unable to agree on the appointment of the third arbitrator within 30 days after their appointment, either arbitrator may petition the American Arbitration Association to make the appointment. The place of arbitration shall be Atlanta, Georgia. The arbitrators shall be instructed to render their decision within sixty (60) days after their selection and to allocate all costs and expenses of such arbitration (including legal and accounting fees and expenses of the respective parties) to the parties in the proportions that reflect their relative success on the merits (including the successful assertion of any defenses).

            (c) Nothing contained in this Section 12.13 shall (i) prevent any party hereto from seeking any equitable relief to which it would otherwise be entitled from a court of competent jurisdiction, or (ii) prevent the Buyer from enforcing its rights under the Non-Competition Agreement in the State of North Carolina.

      12.14 Confidentiality. The Buyer agrees that it will keep confidential and not disclose without the prior written consent of the Sellers' Agent, and will not use for any reason other than the conduct of its due diligence investigations contemplated by Section 5.1 of this Agreement, all confidential information received from the Sellers or the Corporation. As used in this
Section 12.14, the term "confidential information" shall mean all information regarding the Corporation's business which the Corporation takes reasonable measures to treat as confidential, but does not include (i) information which is, or becomes, generally available to the public other than due to an act or omission of the Buyer, (ii) information which is, or becomes, available to the Buyer on a non-confidential basis from a source other than the Sellers or the Corporation, provided that such source is not bound by a confidentiality agreement with the Sellers or the Corporation, or (iii) was already known by the Buyer at the time of the receipt thereof. The provisions of this Section 12.14 shall survive the termination of this Agreement.

       [Remainder of this Page Intentionally Blank - Signatures Next Page]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

                              SONIC AUTOMOTIVE, INC.


                              By: /s/ O. Bruton Smith
                                  ----------------------------------------
                                  Name:  O. Bruton Smith
                                  Title: Chief Executive Officer


                              /s/ Freeman Smith
                              --------------------------------------------
                              Name: Freeman Smith


                              /s/ Melvin Q. Smith
                              --------------------------------------------
                              Name: Melvin Q. Smith


                              /s/ James M. Holland
                              --------------------------------------------
                              Name: James M. Holland

                                    EXHIBITS

Exhibit A         -     List of Sellers
Exhibit B         -     Form of Pledge Agreement
Exhibit C-1       -     Statement of Rights and Preferences of Preferred Stock
Exhibit C-2       -     Form of Liquidity Agreement
Exhibit D         -     Form of Dealership Leases
Exhibit E         -     Form of Non-Competition Agreement

                                    SCHEDULES

Schedule 3.2(b)   Consents and Approvals for the Sellers
Schedule 3.5      Interest in other Entities
Schedule 3.7      Qualification
Schedule 3.8      Capitalization
Schedule 3.10     No Violation; Conflicts
Schedule 3.11     Encumbrances
Schedule 3.13     Financial Statements
Schedule 3.14     Accounts Receivable
Schedule 3.15     Inventories
Schedule 3.16(b)  Leased Premises
Schedule 3.16(c)  Easements, Condemnation
Schedule 3.16(d)  Zoning, Etc.
Schedule 3.16(e)  Owned Equipment
Schedule 3.16(f)  Leased Equipment
Schedule 3.16(g)  Maintenance of Equipment
Schedule 3.17     Intellectual Property
Schedule 3.18     Certain Liabilities
Schedule 3.19     No Undisclosed Liabilities
Schedule 3.20     Absence of Changes
Schedule 3.21     Tax Matters
Schedule 3.22     Compliance with Laws
Schedule 3.23     Litigation Regarding Corporation
Schedule 3.24     Permits, Etc.
Schedule 3.25     Employees; Labor Relations
Schedule 3.26     Compensation
Schedule 3.27     Employee Benefits
Schedule 3.28     Powers of Attorney
Schedule 3.29(a)  Material Agreements
Schedule 3.29(b)  Required Consents for Transfers of Material Agreements
Schedule 3.31     Bank Accounts, Credit Cards and Safe Deposit Boxes
Schedule 3.32(a)  Insurance Policies
Schedule 3.32(b)  Property Damage and Personal Injury Claims
Schedule 3.33     Warranties
Schedule 3.34     Directors and Officers
Schedule 3.36     Environmental Matters
Schedule 4.2(b)   Consents and Approvals for the Buyer
Schedule 5.5      Certain Dividends